SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549

                               FORM 8-K

                            CURRENT REPORT

                 Pursuant to Section 13 or 15d of the

                  Securities and Exchange Act of 1934


                      ---------------------------

                   Date of Report (Date of earliest
                     event reported) July 23, 1998



                            WLR Foods, Inc.
        (Exact name of registrant as specified in its charter)

         Virginia            0-17060              54-1295923
        (State of        (Commission File     (IRS Employer Iden-
      Incorporation)         Number)            tification No.)


                P.O. Box 7000                        22815
              Broadway, Virginia                  (Zip Code)
   (Address of Principal executive offices)


                            (540) 896-7001
                    (Registrant's telephone number,
                         including area code)

Item 5.   Other Events


     The registrant has announced plans to sell the assets of its Cassco Ice and Cold Storage business (Cassco) and its Goldsboro, North Carolina chicken complex (Goldsboro). The prospective acquirors of the assets are Packaged Ice, Inc. for Cassco and Case Foods, Inc. for Goldsboro.

     The net proceeds of the two sales are expected to exceed $90 million and will be used to reduce the registrant's indebtedness. If consummated as currently anticipated, the sales will result in the recognition of a significant gain. Due to the utilization of a portion of the registrant's net operating loss carry forwards, it is expected that only minimal cash tax payments will need to be made in association with the asset sales.

     The asset dispositions are subject to the completion of customary due diligence, formal approval by the Company's lenders, satisfactory resolution of Hart-Scott-Rodino Act filings in the case of the Goldsboro complex, and approvals by the Boards of Directors of the registrant and the acquiring companies.




Item 7.   Financial Statements and Exhibits


          (a)  Exhibit

               99   Press Release

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              WLR Foods, Inc.


                              By:__/S/ Neil D. Showalter__
                                   Neil D. Showalter
                                   Chief Financial Officer

                             Exhibit Index


Exhibit No.                   Description

   99                         Press Release